Exhibit 1.1

Execution Version

CHIRON REAL ESTATE INC.

UP TO $300,000,000

SHARES OF COMMON STOCK

AMENDED AND RESTATED SALES AGREEMENT

March 12, 2026

As Agents:

A.G.P./ALLIANCE GLOBAL PARTNERS 590 Madison Avenue New York, NY 10022	HUNTINGTON SECURITIES, INC. 41 South High Street Columbus, OH 43215

BMO CAPITAL MARKETS CORP. 151 W 42nd St New York, NY 10036	J.P. MORGAN sECURITIES LLC 270 Park Avenue New York, New York 10017

B. RILEY SECURITIES, INC. 299 Park Avenue, 21st Floor New York, NY 10171	RAYMOND JAMES & ASSOCIATES, INC. 880 Carillon Parkway, Tower 3 St. Petersburg, FL 33716

ROBERT W. BAIRD & CO. INCORPORATED 777 E. Wisconsin Avenue Milwaukee, WI 53202	SAMUEL A. RAMIREZ & COMPANY, INC 14 East 52nd Street New York, NY 10022

BERENBERG CAPITAL MARKETS LLC 1251 Avenue of the Americas, 53rd Floor New York, NY 10020	STIFEL, NICOLAUS & COMPANY, INCORPORATED 501 North Broadway, 10th Floor Saint Louis, MO 63102

COLLIERS SECURITIES LLC 90 South 7th Street, Suite 4300 Minneapolis, MN 55402	TRUIST SECURITIES, INC. 3333 Peachtree Road NE, 11th Floor Atlanta, GA 30326

CITIZENS JMP SECURITIES, LLC 101 California Street, 17th Floor San Francisco, California 94111	WELLS FARGO SECURITIES, LLC 500 West 33rd Street New York, NY 10001

As Forward Sellers:

BMO CAPITAL MARKETS CORP. 151 W 42nd St New York, NY 10036	HUNTINGTON SECURITIES, INC. 41 South High Street Columbus, OH 43215

B. RILEY SECURITIES, INC. 299 Park Avenue, 21st Floor New York, NY 10171	RAYMOND JAMES & ASSOCIATES, INC. 880 Carillon Parkway, Tower 3 St. Petersburg, FL 33716

STIFEL, NICOLAUS & COMPANY, INCORPORATED 501 North Broadway, 10th Floor Saint Louis, MO 63102	ROBERT W. BAIRD & CO. INCORPORATED 777 E. Wisconsin Avenue Milwaukee, WI 53202

TRUIST SECURITIES, INC. 3333 Peachtree Road NE, 11th Floor Atlanta, GA 30326	CITIZENS JMP SECURITIES, LLC 1301 Avenue of the Americas, 2nd Floor New York, New York 10019

WELLS FARGO SECURITIES, LLC 500 West 33rd Street New York, NY 10001	J.P. MORGAN sECURITIES LLC 270 Park Avenue New York, New York 10017

As Forward Purchasers:

BANK OF MONTREAL 55 Bloor Street West, 18th Floor Toronto, ON M4W 1A5	HUNTINGTON SECURITIES, INC. 41 South High Street Columbus, OH 43215

B. RILEY SECURITIES, INC. 299 Park Avenue, 21st Floor New York, NY 10171	RAYMOND JAMES & ASSOCIATES, INC. 880 Carillon Parkway, Tower 3 St. Petersburg, FL 33716

STIFEL, NICOLAUS & COMPANY, INCORPORATED 501 North Broadway, 10th Floor Saint Louis, MO 63102	ROBERT W. BAIRD & CO. INCORPORATED 777 E. Wisconsin Avenue Milwaukee, WI 53202

TRUIST BANK 3333 Peachtree Road NE, 11th Floor Atlanta, GA 30326	CITIZENS JMP SECURITIES, LLC 1301 Avenue of the Americas, 2nd Floor New York, New York 10019

WELLS FARGO BANK, NATIONAL ASSOCIATION 500 West 33rd Street New York, NY 10001	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION 270 Park Avenue New York, New York 10017

Ladies and Gentlemen:

Chiron Real Estate Inc. (formerly Global Medical REIT Inc.), a Maryland corporation (the “Company”), Chiron Real Estate LP (formerly Global Medical REIT L.P.), a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), confirm their amended and restated agreement (this “Agreement”) with A.G.P./Alliance Global Partners, BMO Capital Markets Corp., B. Riley Securities, Inc., Robert W. Baird & Co. Incorporated, Berenberg Capital Markets LLC, Colliers Securities LLC, Citizens JMP Securities, LLC, Huntington Securities, Inc., J.P. Morgan Securities LLC, Raymond James & Associates, Inc., Samuel A. Ramirez & Company, Inc., Stifel, Nicolaus & Company, Incorporated, Truist Securities, Inc., and Wells Fargo Securities, LLC (each, in its capacity as agent and/or principal under any Terms Agreement (as defined below) for the Company in connection with the offering and sale of any Issuance Shares (as defined in Section 1 below), individually an “Agent” and collectively, the “Agents,” and except in the case of A.G.P./Alliance Global Partners, Berenberg Capital Markets LLC, Colliers Securities LLC, and Samuel A. Ramirez & Company, Inc., in its capacity as agent for its related Forward Purchaser (as defined below), if any, in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, each a “Forward Seller” and, collectively, the “Forward Sellers”) and with Bank of Montreal, B. Riley Securities, Inc., Robert W. Baird & Co. Incorporated, Citizens JMP Securities, LLC, Huntington Securities, Inc., JPMorgan Chase Bank, National Association, Raymond James & Associates, Inc., Stifel, Nicolaus & Company, Incorporated, Truist Bank and Wells Fargo Bank, National Association (each, in its capacity as purchaser under any Forward Contract (as defined below), a “Forward Purchaser,” and collectively, the “Forward Purchasers”), as follows, it being understood and agreed by the parties hereto that (A) if Shares (as defined below) are offered or sold through any Agent acting as Forward Seller, then such Agent, as Forward Seller, shall be acting solely as sales agent for the applicable Forward Purchaser and not as sales agent for the Company with respect to the offering and sale of such Shares, (B) if Shares are offered or sold through any Agent acting as sales agent for the Company, then such Agent shall be acting solely in its capacity as sales agent for the Company, and not as sales agent for any Forward Purchaser, with respect to the offering and sale of such Shares and (C) any Agent or affiliate of any Agent may become a Forward Purchaser by entering into a Master Forward Confirmation with the Company and entering into a joinder with respect to this Agreement:

1.                   Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agents, acting as agents and/or principals, and the Forward Purchasers may sell through the Forward Sellers, up to an aggregate of $300,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which includes, for the avoidance of doubt, the shares of Common Stock having an aggregate gross sales price of $11,989,910 sold by the Company prior to 4:00 p.m. (eastern time) on March 12, 2026, pursuant to the prospectus supplement filed by the Company with the Commission (as defined below) on April 5, 2024; provided, however, that in no event shall the Company issue or sell through or to the Agents or the Forward Purchasers sell through the Forward Sellers such number or dollar amount of Shares that would (a) exceed the number or dollar amount of Shares registered on the Registration Statement (defined below) pursuant to which the offering is being made, (b) exceed the number of authorized but unissued shares of Common Stock less any shares of Common Stock issuable upon the exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized share capital or (c) exceed the number or dollar amount of shares of Common Stock for which the Company has filed a Prospectus Supplement (defined below) (the lesser of (a), (b) and (c), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agents, Forward Sellers and Forward Purchasers shall have no obligation in connection with such compliance. The offer and sale of Shares through the Agents and Forward Sellers will be effected pursuant to the Registration Statement, as amended (as defined below), filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”) on April 4, 2024, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Shares. As used in this Agreement, Shares sold through the Agents acting as sales agents for the Company shall be referred to as “Issuance Shares” and Shares sold through the Forward Sellers shall be referred to as “Forward Hedge Shares” (as defined in Section 22 below). A sale of Issuance Shares shall be referred to under this Agreement as an “Issuance.” For the avoidance of doubt, references to Shares shall not be deemed to include Forward Settlement Shares (as defined below). The Company may also offer to sell the Shares directly to an Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit C hereto (with such changes thereto as may be agreed upon by the Company and the Agent to accommodate a transaction involving additional underwriters), relating to such sale in accordance with Section 3(h) of this Agreement (each such transaction being referred to as a “Principal Transaction”). As used herein, the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Sales Price of Shares issued and sold pursuant to this Agreement and any Terms Agreement equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 11.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3, including a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agents, the Forward Purchasers and the Forward Sellers, for use by the Agents, the Forward Purchasers and the Forward Sellers, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, on each date and time that such registration statement and any post-effective amendment thereto became or becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus” (a “Free Writing Prospectus”), as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” The Company may file one or more additional registration statements (which shall be the Registration Statement) from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be the Prospectus Supplement), with respect to the Shares. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”).

2.                   Placements.

(a)                Each time that the Company wishes to execute any Issuance or enter into a Forward hereunder (each, a “Placement”), it will notify, in the case of an Issuance, an Agent (the “Designated Agent”) or, in the case of a Forward, a Forward Seller (the “Designated Forward Seller”) and a Forward Purchaser (the “Designated Forward Purchaser”) by email notice (or other method mutually agreed to in writing by the parties) containing, (a) in the case of an Issuance, the parameters in accordance with which it desires to effect the Issuance, which shall at a minimum include the aggregate dollar amount of the requested Issuance, the time period during which sales are requested to be made, and any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made, and such email notice may be in the form of the placement notice (a “Placement Notice”), a form of which containing such minimum sales parameters is attached hereto as Schedule 1 and (b) in the case of a Forward, a Forward Placement Notice (as defined below). The Placement Notice or Forward Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 attached hereto (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Designated Agent or Designated Forward Seller and Designated Forward Purchaser set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice or Forward Placement Notice shall be effective upon receipt by the Designated Agent or Designated Forward Seller and Designated Forward Purchaser, as applicable, unless and until (i) in accordance with the notice requirements set forth in Section 4, the Designated Agent or Designated Forward Seller and Designated Forward Purchaser declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice or Forward Placement Notice, (iv) the Company issues a subsequent Placement Notice or Forward Placement Notice with parameters superseding those on the earlier dated Placement Notice or Forward Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. The amount of compensation to be paid by the Company to the Designated Agent in connection with the sale of the Shares shall be calculated in accordance with the terms set forth in Schedule 3 attached hereto provided, however, that such compensation shall not apply when the Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. The amount of any discount, commission or other compensation to be reflected in the Initial Forward Price (as defined in the applicable Master Forward Confirmation) in connection with a Forward shall be determined pursuant to the terms of the applicable Master Forward Confirmation based on the Forward Hedge Selling Commission Rate (as defined below). It is expressly acknowledged and agreed that neither the Company nor the Designated Agent, the Designated Forward Seller or the Designated Forward Purchaser will have any obligation whatsoever with respect to a Placement or a Forward or any Shares unless and until the Company delivers a Placement Notice to the Designated Agent or a Forward Placement Notice to the Designated Forward Purchaser and Designated Forward Seller and the Designated Agent, the Designated Forward Seller or Designated Forward Purchaser, as applicable, does not decline such Placement Notice or accepts such Forward Placement Notice, as applicable, pursuant to the terms set forth above (or, with respect to a Forward Placement Notice where the terms of such Forward Placement Notice are amended by the Designated Forward Seller or Designated Forward Purchaser, the Company accepts such amended terms by means of a Forward Acceptance), and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice or Forward Placement Notice, the terms of the Placement Notice or Forward Placement Notice will control.

(b)                 No Forward Placement Notice may be delivered hereunder (i) other than on a Trading Day (as defined in Section 3(a) below) during the term of this Agreement, (ii) if the Forward Hedge Selling Period specified therein would overlap in whole or in part with any Forward Hedge Selling Period specified in any other Forward Placement Notice (as amended by the corresponding Forward Acceptance (as defined in Section 3(e) below), if applicable) delivered hereunder unless the Forward Hedge Shares to be sold under all such previously delivered Forward Placement Notices have all been sold, (iii) if any Forward Hedge Selling Period specified therein would overlap in whole or in part with any Unwind Period under (and as defined in) any Forward Contract entered into between the Company and any Forward Purchaser, or (iv) if such Forward Placement Notice, together with all prior Forward Placement Notices delivered by the Company hereunder, would result in the aggregate Capped Number under all Forward Contracts entered into or to be entered into between the Company and the Forward Purchaser exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement or as of the date of such Forward Placement Notice.

3.                   Sale of Shares by the Designated Agent and the Designated Forward Seller.

(a)                 Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Designated Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “Exchange”), to sell such Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Designated Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Shares hereunder setting forth the number of Shares sold on such day, the prices at which such Shares were sold, the gross proceeds from such sales, the compensation payable by the Company to the Designated Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Designated Agent (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, the Designated Agent may sell Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act, including sales made directly on or through the Exchange or any other existing trading market for the shares of Common Stock, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. “Trading Day” means any day on which Common Stock is purchased and sold on the Exchange.

(b)                 Subject to the terms and conditions set forth herein and in the applicable Master Forward Confirmation, a Designated Forward Seller shall act as sales agent for its related Designated Forward Purchaser and agrees with the Company and such Designated Forward Purchaser to use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Forward Hedge Shares in accordance with the terms and subject to the conditions hereof and of the applicable Forward Placement Notice, as amended by the corresponding Forward Acceptance, if applicable (each such transaction, as defined in Section 22 below, being referred to as a “Forward Related Transaction”). None of the Company, the Designated Forward Purchaser nor the Designated Forward Seller shall have any obligation to enter into a Forward Related Transaction.

(c)                 Subject to the provisions of the applicable Master Forward Confirmation, the Designated Forward Seller will provide written confirmation to the Company and the Designated Forward Purchaser no later than the close of the Trading Day immediately following the date on which it has made any sales of Forward Hedge Shares setting forth the number of Forward Hedge Shares sold on such day and the volume-weighted average of the price per Forward Hedge Share sold on such day. Subject to the provisions of the applicable Master Forward Confirmation, the Designated Forward Purchaser will provide a “Supplemental Confirmation” (as defined in the applicable Master Forward Confirmation) no later than the close of the Trading Day next following the Effective Date under the relevant Forward setting forth the “Trade Date” (which shall, subject to the terms of the applicable Master Forward Confirmation, be the last Trading Day of the applicable Forward Hedge Selling Period), the “Effective Date” (which shall, subject to the terms of the applicable Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the applicable Master Forward Confirmation) immediately following the last Trading Day of the applicable Forward Hedge Selling Period), the initial “Number of Shares” (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” (which shall, subject to the terms of the applicable Master Forward Confirmation, be the date set forth opposite the caption “Maturity Date” in the related Forward Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)), the “Forward Hedge Selling Commission Rate” (as set forth in the related Forward Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)), the “Initial Forward Price,” the “Spread” (as set forth in the related Forward Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)), the “Volume-Weighted Hedge Price,” the “Threshold Price,” the “Initial Stock Loan Rate” (as set forth in the related Forward Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)), the “Maximum Stock Loan Rate” (as set forth in the related Forward Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)), the “Forward Price Reduction Dates” (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the related Forward Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)), the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the related Forward Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)) and “Regular Dividend Amounts” (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts per Calendar Quarter” in the related Forward Placement Notice (as amended by the corresponding Forward Acceptance, if applicable)) for such Forward. Subject to the terms of the related Forward Placement Notice (as amended by the corresponding Forward Acceptance, if applicable), sales of the Forward Hedge Shares, if any, by the Designated Forward Seller will be made by means of ordinary brokers’ transactions on the Exchange, by means of negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In the event that either (i) a Designated Forward Purchaser (or an agent thereof) is unable to borrow and deliver any Shares for sale with respect to an instruction under this Agreement after using commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, or (ii) in the commercially reasonable judgment of such Designated Forward Purchaser, such Designated Forward Purchaser (or its agent) would incur a stock loan cost that is equal to or greater than the “Maximum Stock Loan Rate” (as set forth shall in the related Forward Placement Notice, as amended by the corresponding Forward Acceptance, if applicable) to do so, then the obligation herein of the applicable Designated Forward Seller with respect to sales of Shares in connection with such instruction shall only extend to the aggregate number of Shares that the Designated Forward Purchaser (or its agent) is able to so borrow below such cost.

(d)                 On the basis of the representations and warranties herein contained and subject to the terms and conditions in this Agreement and the applicable Master Forward Confirmation, upon the Designated Forward Purchaser’s and the Designated Forward Seller’s acceptance of the terms of a Forward Placement Notice or upon receipt by the Designated Forward Purchaser and the Designated Forward Seller of a Forward Acceptance, as the case may be, and unless the sale of the Forward Hedge Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement or the applicable Master Forward Confirmation, the Designated Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow a number of Forward Hedge Shares that the Designated Forward Purchaser expects to have an aggregate Forward Sales Price equal to the Forward Hedge Amount specified in such Forward Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) and the Designated Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares and otherwise in accordance with the terms of such Forward Placement Notice (as amended by the corresponding Forward Acceptance, if applicable). Notwithstanding anything herein to the contrary, the Designated Forward Purchaser’s obligation to use commercially reasonable efforts to borrow (or cause its affiliate to borrow) all or any portion of the Forward Hedge Shares (and the Designated Forward Seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward Related Transaction hereunder in accordance with the terms of the relevant Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) hereunder shall be subject in all respects to the applicable Master Forward Confirmation. Each of the Company and the Designated Forward Purchaser acknowledges and agrees that (i) there can be no assurance that the Designated Forward Purchaser (or its affiliate) will be successful in borrowing, or that the Designated Forward Seller will be successful in selling, Forward Hedge Shares, (ii) the Designated Forward Seller will incur no liability or obligation to the Company, the Designated Forward Purchaser or any other person or entity if it does not sell Forward Hedge Shares borrowed by the Designated Forward Purchaser for any reason other than a failure by the Designated Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 3(d), and (iii) the Designated Forward Purchaser will incur no liability or obligation to the Company, the Designated Forward Seller or any other person or entity if it (or its affiliate) does not borrow Forward Hedge Shares for any reason other than a failure by the Designated Forward Purchaser to use its commercially reasonable efforts to borrow (or cause its affiliate to borrow) such Forward Hedge Shares as required under this Section 3(d). In acting hereunder, the Designated Forward Seller will be acting as agent for the Designated Forward Purchaser and not as principal.

(e)                 If the Designated Forward Seller and the Designated Forward Purchaser wish to accept such proposed terms included in a Forward Placement Notice (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, the Designated Forward Seller and the Designated Forward Purchaser will promptly, and in any event prior to 5:00 p.m. (New York City time) on the Trading Day immediately following the Trading Day on which such Forward Placement Notice was delivered to the Designated Forward Seller and the Designated Forward Purchaser, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Designated Forward Seller and the Designated Forward Purchaser set forth on Schedule 2, setting forth the terms that the Designated Forward Seller and the Designated Forward Purchaser are willing to accept. Where the terms provided in a Forward Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Designated Forward Seller and the Designated Forward Purchaser until the Company delivers to the Designated Forward Seller and the Designated Forward Purchaser an acceptance by email (or other method mutually agreed to in writing by the parties), no later than 9:00 a.m. (New York City time) on the second Trading Day following the Trading Day on which such Forward Placement Notice was delivered, of all of the terms of such Forward Placement Notice, as amended (a "Forward Acceptance"), which email shall be addressed to all of the individuals from the Company and the Designated Forward Seller and the Designated Forward Purchaser set forth on Schedule 2. A Forward Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) shall be effective upon receipt by the Company of the Designated Forward Seller's and the Designated Forward Purchaser's acceptance of the terms of such Forward Placement Notice or upon receipt by the Designated Forward Seller and the Designated Forward Purchaser of the Company's Forward Acceptance, as the case may be, unless and until (1) the entire amount of the Forward Hedge Shares has been sold, (2) in accordance with the notice requirements set forth herein, the Company terminates such Forward Placement Notice, (3) the Company issues a subsequent Forward Placement Notice with parameters superseding those on the earlier dated Forward Placement Notice (as amended by the corresponding Forward Acceptance, if applicable), (4) this Agreement has been terminated under the provisions of Section 11 or (5) any party shall have suspended the sale of the Forward Hedge Shares in accordance with Section 4. It is expressly acknowledged and agreed that the Company, the Designated Forward Seller and the Designated Forward Purchaser will have no obligation whatsoever with respect to a Forward Placement Notice or any Forward Hedge Shares unless and until the Company delivers a Forward Placement Notice to the Designated Forward Seller and the Designated Forward Purchaser and either (x) the Designated Forward Seller and the Designated Forward Purchaser accept the terms of such Forward Placement Notice or (y) where the terms of such Forward Placement Notice are amended by the Designated Forward Seller or the Designated Forward Purchaser, the Company accepts such amended terms by means of a Forward Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Forward Placement Notice as amended by the corresponding Forward Acceptance, this Agreement and the applicable Master Forward Confirmation.

(f)                  Without the prior written consent of the Designated Agent or the Designated Forward Seller, as applicable, the Company shall not request the sale of any Shares pursuant to this Agreement (whether in an Issuance, a Forward Related Transaction or a Principal Transaction) that would be sold, and the Designated Agent and the Designated Forward Seller need not make any sale of Shares, (i) during any period in which the Company is, or reasonably could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 3(g) below, at any time from and including the date on which the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) until the opening of trading on the first Business Day after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as the case may be, that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(g)                 If the Company wishes to execute an Issuance or Forward at any time during the period from and including an Earnings Announcement until the opening of trading on the first Business Day after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, the Company shall (i) prepare and deliver to the Agents, the Forward Purchasers and the Forward Sellers (with a copy to their counsel) a Current Report on Form 8-K, which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents, the Forward Purchasers and the Forward Sellers, (ii) provide the Agents, the Forward Purchasers and the Forward Sellers with the opinions/letters of counsel, accountant's letter and officers' certificate called for by Sections 8(e), (f), (g), and (h); respectively, (iii) afford the Agents, the Forward Purchasers and the Forward Sellers the opportunity to conduct a due diligence review in accordance with Section 7(l) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 3(f) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the opening of trading on the first Business Day after the time that the relevant Earnings Announcement was publicly released) until the opening of trading on the first Business Day after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountant’s letter pursuant to this Section 3(g) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 8 hereof and (B) this Section 3(g) shall in no way affect or limit the operation of the provisions of Section 3(f), which shall have independent application.

(h)                (i)            If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Sections 3(a)-(e) of this Agreement, it will notify the Designated Agent of the proposed terms of the Principal Transaction. If the Designated Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and the Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii)               The terms set forth in a Terms Agreement shall not be binding on the Company or the Designated Agent unless and until the Company and the Designated Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(i)                 Each sale of the Shares to the Designated Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, the Designated Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Designated Agent. The commitment of the Designated Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by the Designated Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with the Designated Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”) and place of delivery of and payment for such Shares.

4.             Suspension of Sales. The Company, the Designated Agent or the Designated Forward Seller may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any Issuance or, with respect to a Forward, suspend any sale of Shares and thereby immediately terminate the applicable Forward Hedge Selling Period; provided however, that such suspension shall not affect or impair either party’s obligations with respect to any Issuance Shares or Forward Hedge Shares sold hereunder prior to the receipt of such notice (including, with respect to any Forward, the obligation to enter into the resulting Forward Contract). Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 2, as such Schedule 2 may be amended from time to time.

5.             Settlement.

(a)                 Settlement of Issuance Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Issuance Shares will occur on the first (1st) Trading Day (or such earlier day as is required by Rule 15c6-1(a) of the Exchange Act or as required by industry practice for regular-way trading) following the date on which such sales are made (each, an “Agency Settlement Date”; and any Agency Settlement Date and Principal Settlement Date shall be referred to as a “Settlement Date”). The amount of proceeds to be delivered to the Company on an Agency Settlement Date against receipt of the Issuance Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price tendered to the Designated Agent for the sale of Issuance Shares, after deduction for (i) the Designated Agent’s compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Designated Agent hereunder pursuant to Section 7(h) (Expenses) hereof, and (iii) any transaction fees imposed in respect of such sales by any Governmental Authority.

(b)                 Delivery of Issuance Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting the Designated Agent’s or its designee’s account (provided the Designated Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, the Designated Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Shares on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 9 (Indemnification and Contribution) below, it will (i) hold the Designated Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Designated Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(c)                 Delivery of Forward Hedge Shares. Unless otherwise specified in the applicable Forward Placement Notice (as amended by the corresponding Forward Acceptance, if applicable), settlement for sales of Forward Hedge Shares will occur on the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such settlement date, a “Forward Hedge Settlement Date”). On or before each Forward Hedge Settlement Date, the Designated Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the Designated Forward Seller or its designee’s account (provided that the Designated Forward Seller shall have given the Designated Forward Purchaser written notice of such designee prior to the relevant Forward Hedge Settlement Date) at DTC through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Forward Hedge Settlement Date, the Designated Forward Seller will deliver to the Designated Forward Purchaser an amount equal to the product of (x) the Actual Sold Forward Amount during such period, (y) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for the applicable Forward Contract and (z) the Volume-Weighted Hedge Price for such period (such product, the “Aggregate Forward Hedge Price”) in same day funds to an account designated by the Designated Forward Purchaser prior to the relevant Forward Hedge Settlement Date, or by such other means of delivery as may be mutually agreed upon by the Designated Forward Seller and the Designated Forward Purchaser.

(d)                 Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate number or amount of gross sales proceeds of Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized pricing committee or officer, and notified to the Designated Agent, the Designated Forward Purchaser or the Designated Forward Seller, as applicable, in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized pricing committee or officer, and notified to the Designated Agent or Designated Forward Seller in writing.

(e)                 Sales Through Agents and Forward Sellers. The Company agrees that any offer to sell Shares, any solicitation of an offer to buy Shares, or any sales of Shares shall only be effected by or through a Designated Agent or a Designated Forward Seller, and only a single Designated Agent or Designated Forward Seller, on any single given day, and the Company shall in no event request that more than one Agent or Forward Seller sell Shares on the same day. In addition, the Company shall in no event request that an Agent or Forward Purchaser not party to the relevant Master Forward Confirmation (or its affiliated Forward Seller) sell any Shares during any Unwind Period (as defined in the applicable Master Forward Confirmation).

6.            Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership jointly and severally represent and warrant to, and agree with, each of the Agents, the Forward Sellers and the Forward Purchasers, that as of the date of this Agreement, each date on which the Company executes and delivers a Terms Agreement and as of each Applicable Time (as defined in Section 22 below):

(a)                 Registration Statement and Prospectus. The Company and the transactions contemplated by this Agreement or any Terms Agreement meet the requirements for and comply with the applicable conditions set forth in Form S-3 (including General Instructions I.A and I.B) under the Securities Act. The Registration Statement has been filed with the Commission and was declared effective by the Commission on April 4, 2024. The Prospectus Supplement will name the Agents and the Forward Sellers as the agents in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement or threatening or instituting proceedings for that purpose. No notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. The Registration Statement and the offer and sale of Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agents, the Forward Purchasers and the Forward Sellers and their counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus (as defined below) to which the Agents, the Forward Purchasers and the Forward Sellers have consented. The Common Stock is currently listed on the Exchange under the trading symbol “XRN.” To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Exchange.

(b)                 No Misstatement or Omission. The Registration Statement, when it became or becomes effective, and the Prospectus, and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Settlement Date and Forward Hedge Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment and supplement thereto, on the date thereof and at each Applicable Time (defined below), did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in the light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Agents, the Forward Sellers or the Forward Purchasers specifically for use in the preparation thereof.

(c)                 Conformity with Securities Act and Exchange Act. The Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and the documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

(d)                 Ineligible Issuer Status. The Company was not and is not an ineligible issuer as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Shares.

(e)                 No Misstatement or Omission in an Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and as of each Applicable Time (as defined in Section 22 below), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agents, the Forward Sellers or the Forward Purchasers specifically for use therein.

(f)                  Good Standing of the Company and the Operating Partnership. The Company has been duly organized and is existing and in good standing under the corporate laws of the State of Maryland, with the full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Operating Partnership and each of their respective Subsidiaries taken as a whole (a “Material Adverse Effect”). The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus; and the Operating Partnership is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect.

(g)                Subsidiaries. Each Subsidiary of the Company and the Operating Partnership has been duly organized and is existing and in good standing under the laws of the jurisdiction of its organization, with power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; and each Subsidiary of the Company and the Operating Partnership is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding membership interests of each Subsidiary of the Company and the Operating Partnership has been duly authorized and validly issued and is fully paid and nonassessable; and the membership interests of each Subsidiary of the Company or the Operating Partnership is owned by the Company or the Operating Partnership, directly or through Subsidiaries, free from liens, encumbrances and defects, except as set forth in the Registration Statement and the Prospectus. Except for the shares of membership interests of each of the Subsidiaries owned by the Company, the Operating Partnership or such Subsidiaries, neither the Company, the Operating Partnership or such Subsidiaries owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in the Registration Statement and the Prospectus.

(h)                Shares. The Shares, any Forward Settlement Shares and all outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement or under any Terms Agreement, or pursuant to the Sales Agreement with respect to the Company’s 8.00% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”), dated as of March 12, 2026, among the Company, the Operating Partnership and each sales agent party thereto (the “Series B ATM Program”), or pursuant to reservations, agreements or employee benefit or equity incentive plans described in the Registration Statement and the Prospectus); all outstanding shares of capital stock of the Company are, and, when the Shares or Forward Settlement Shares have been delivered and paid for in accordance with this Agreement or under any Terms Agreement on each Settlement Date or Forward Hedge Settlement Date or in accordance with any Forward Contract, as applicable, such Shares or Forward Settlement Shares will have been, validly issued, fully paid and nonassessable, will conform to the information in the Registration Statement and the Prospectus and to the description of such Shares or Forward Settlement Shares contained therein; the shareholders of the Company have no preemptive rights with respect to the Shares or Forward Settlement Shares; none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder; the forms of certificates used to represent the Shares and any Forward Settlement Shares comply in all material respects with all applicable statutory requirements and with any applicable requirements of the Organizational Documents of the Company, and, in the case of the Shares, with any requirements of the Exchange; the shares of Common Stock have been registered pursuant to Section 12(b) of the Exchange Act and the Company has not received any notification that the Commission is contemplating terminating such registration; and the Company has not received any notification that the Exchange is contemplating terminating the listing of the shares of Common Stock. Except as disclosed in the Registration Statement and the Prospectus, there are and, will be no outstanding (a) securities or obligations of the Company convertible into or exchangeable for any Common Stock of the Company, or (b) warrants, rights or options to subscribe for or purchase from the Company any such Common Stock or any such convertible or exchangeable securities or obligations of the Company to issue or sell any shares of Common Stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(i)                  OP Units. All outstanding common units of partnership interest of the Operating Partnership (the “OP Units”) have been duly authorized; all outstanding OP Units are validly issued and were sold in compliance with all applicable federal and state securities laws; when the OP Units owned by the Company have been delivered and paid for in accordance with the OP Agreement (the “OP Agreement”), the OP Units will be validly issued and will conform to the description of such OP Units in the Registration Statement and the Prospectus, and all OP Units issued to the Company will be issued and sold in compliance with all applicable federal and state securities laws. Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding (a) securities or obligations of the Operating Partnership convertible into or exchangeable or redeemable for any partnership interests of the Operating Partnership, (b) warrants, rights or options to subscribe for or purchase from the Operating Partnership any such partnership interests or any such convertible or exchangeable securities or obligations or (c) obligations of the Operating Partnership to issue or sell any partnership interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(j)                  No Finder’s Fee. Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company or any of its affiliates and any person (other than as contemplated by this Agreement or under any Terms Agreement) that would give rise to a valid claim against the Company or the Agents for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(k)                Registration Rights. There are no contracts, agreements or understandings between the Company, the Operating Partnership or their respective Subsidiaries, on the one hand, and any person, on the other hand, granting such person the right to require the Company, the Operating Partnership or such Subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company, the Operating Partnership or their respective Subsidiaries owned or to be owned by such person or to require the Company, the Operating Partnership or such Subsidiaries to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company, the Operating Partnership or such Subsidiaries under the Securities Act (collectively, “Registration Rights”) except for the registration rights granted pursuant to the OP Agreement.

(l)                  Listing. The Shares and the Forward Settlement Shares have been approved for listing on the Exchange, subject to notice of issuance.

(m)               Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any Governmental Authority is required for the consummation of the transactions contemplated by this Agreement or any Terms Agreement (including under any Forward Contract), the OP Agreement or in connection with the offering, issuance and sale of the Shares by the Company or the offering and sale of the Shares by any Forward Seller, other than (i) registration of the Shares under the Securities Act, which has been effected, (ii) any necessary qualification under the Securities Act or blue sky laws of the various jurisdictions in which the Shares are being offered by the Agents or Forward Sellers, (iii) such approvals as have been obtained in connection with the approval of the Shares and Forward Settlement Shares for listing on the Exchange, or (iv) under the rules of FINRA. No consent, approval, authorization, or order of, or filing of registrations with, any governmental agency or body or any court is required for the issuance and sale of the OP Units by the Operating Partnership to the Company, except such as have been obtained or made and such as may be required under state securities laws.

(n)                Title to Property. (1) The Operating Partnership holds, directly or indirectly through its wholly-owned subsidiaries, good and marketable fee simple title (or in the case of ground leases, a valid leasehold interest) to all of the real property described in the Registration Statement and the Prospectus as wholly-owned by it and the improvements (exclusive of improvements owned by tenants, if applicable) located thereon (individually, a “Property” and collectively, the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are disclosed in the Registration Statement and the Prospectus, or do not materially affect the value of such Properties as a whole and do not materially interfere with the use made and proposed to be made of such Properties as a whole by the Company; (2) the Properties will not be subject to any mortgages or deeds of trust, except such as are set forth in the Registration Statement and the Prospectus; and (3) each of the Properties will comply with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except as would not individually or in the aggregate materially affect the value of the Properties or interfere in any material respect with the use made and proposed to be made of the Properties by the Company. Either the Operating Partnership or a Subsidiary has obtained an owner’s title insurance policy, from a title insurance company licensed to issue such policy, on each Property that insures the Operating Partnership’s or such Subsidiary’s fee interest in such Property.

(o)                 Casualty. The real property owned by the Company, the Operating Partnership or any of the Operating Partnership’s Subsidiaries has not sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, except for such loss as would not have a Material Adverse Effect.

(p)                 Leases. The Operating Partnership or one of its wholly owned Subsidiaries will hold the lessor’s interest under the leases with any tenants occupying each Property (collectively, the “Leases”). Other than the Leases, none of the Company, the Operating Partnership or their Subsidiaries has entered into any agreements that would materially affect the value of the Properties as a whole or would materially interfere with the use made and proposed to be made of such Properties as a whole by the Company. Neither the Operating Partnership nor any of its Subsidiaries, nor, to the Operating Partnership’s knowledge, any other party to any Lease, is in breach or default of any such Lease; to the Operating Partnership’s knowledge, no event has occurred or been threatened in writing, which with or without the passage of time or the giving of notice, or both, would, individually or together with all such other events, constitute a default under any Lease, or would, permit termination, modification or acceleration under such Lease; and each of the Leases is valid and binding and in full force and effect, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

(q)                 Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement or any Terms Agreement (including of, and under, any Forward Contract) and the issuance and sale of the Issuance Shares by the Company or the sale of the Forward Hedge Shares by any Forward Seller and the use of net proceeds therefrom as contemplated by the Registration Statement and the Prospectus, will not result in a breach or violation of any of the terms or provisions of, or constitute a default or, to the extent applicable, a Debt Repayment Triggering Event (as defined below) under or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their respective Subsidiaries pursuant to (A) the Organizational Documents (as defined below) of the Company, the Operating Partnership or any of their respective Subsidiaries, (B) any statute, rule, regulation or order of any Governmental Authority having jurisdiction over the Company, the Operating Partnership or any of the Subsidiaries or any of their Properties, or (C) any agreement or instrument to which the Company, the Operating Partnership or any of their respective Subsidiaries is a party or by which the Company, the Operating Partnership or any of their respective Subsidiaries is bound or to which any of the Properties is subject (other than relating to the loans to be repaid with proceeds from the offering or as specifically described in the Use of Proceeds section of the Prospectus) and except in case of clause (B) only, for such defaults, violations, liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any of their respective Subsidiaries. “Organizational Documents” as used herein means (a) in the case of a trust, its declaration of trust and bylaws; (b) in the case of a corporation, its charter and by-laws; (c) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational documents and its partnership agreement; (d) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

(r)                Absence of Existing Defaults and Conflicts. None of the Company, the Operating Partnership or any of their respective Subsidiaries is in violation of its respective Organizational Documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(s)                 Authorization of Sales Agreement, Master Forward Confirmations and Supplemental Confirmation. This Agreement, any Terms Agreement, any Master Forward Confirmations and any related “Supplemental Confirmation” (as defined in the applicable Mater Forward Confirmation) have been duly authorized, executed and delivered by the Company and, in the case of this Agreement, by the Operating Partnership.

(t)                 Authorization and Enforceability of OP Agreement. The OP Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and constitutes a valid and binding agreement of each of the Company and the Operating Partnership enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(u)                 Possession of Licenses and Permits. The Company, the Operating Partnership and each of their respective Subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement and the Prospectus to be conducted by them and neither the Company nor the Operating Partnership has received any notice and each is otherwise unaware of any claim to the contrary or challenge by any other person to the rights of the Company, the Operating Partnership and each of their respective Subsidiaries with respect to the Licenses that, if determined adversely to the Company, the Operating Partnership or any of their respective Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(v)                 Absence of Labor Dispute. None of the Company, the Operating Partnership or any of their respective Subsidiaries is engaged in any unfair labor practice; and (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company, the Operating Partnership or any of their respective Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the knowledge of the Company, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company, the Operating Partnership or any of their respective Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company, the Operating Partnership or any of their respective Subsidiaries, (ii) to the knowledge of the Company, no union organizing activities are currently taking place concerning the employees of the Company, the Operating Partnership or any of their respective Subsidiaries and (iii) there has been no violation of any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) concerning the employees of the Company, the Operating Partnership or any of their respective Subsidiaries except for such violations as would not have a Material Adverse Effect.

(w)                Possession of Intellectual Property. The Company, the Operating Partnership and its Subsidiaries have access to adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to conduct the business now operated by them.

(x)                 Environmental Laws. None of the Company, the Operating Partnership or any of their respective Subsidiaries (and, to the knowledge of the Company and the Operating Partnership, no tenant or subtenant of any Property or portion thereof) is in violation of any Environmental Law (as defined below), including relating to the release of Hazardous Materials (as defined below), except as would not have a Material Adverse Effect either individually or in the aggregate, and there are no pending or, to the knowledge of the Company or the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of noncompliance, investigations or proceedings relating to any such violation or alleged violation. There are no past or present events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company, the Operating Partnership or any of their Subsidiaries under, or to interfere with or prevent compliance by the Company, the Operating Partnership or any of their Subsidiaries with, Environmental Laws except where such non-compliance would not have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect. “Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials. “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.

(y)                Employment; Noncompetition; Nondisclosure. Neither the Company nor the Operating Partnership has been notified that any employee of the Company or the Operating Partnership or its respective Subsidiaries plans to terminate his or her employment with the Company or the Operating Partnership or one of its respective Subsidiaries, as applicable. None of the Company, the Operating Partnership or their respective subsidiaries, and to the best knowledge of the Company, any employee of the Operating Partnership or any of its respective Subsidiaries, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the business activities of the Company or the Operating Partnership as described in the Registration Statement and the Prospectus.

(z)                 Accurate Disclosure. The statements in the Registration Statement and the Prospectus under the captions “Description of Our Capital Stock,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Material U.S. Federal Income Tax Considerations,” and “Plan of Distribution,” (but excluding the Agents’, Forward Purchasers’ and Forward Sellers’ Information (as defined below)) insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the information required to be shown.

(aa)              Absence of Manipulation. None of the Company, the Operating Partnership or any of their respective Subsidiaries or, to the Company’s knowledge, any affiliates of the Company, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(bb)               Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(cc)              Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as disclosed in the Registration Statement or the Prospectus, the Company, its Subsidiaries and the Company’s Board of Directors are in compliance with all applicable provisions of Sarbanes-Oxley and the Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that complies with the applicable Securities Laws are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“US GAAP”) and to maintain accountability for assets; (C) receipts and expenditures are being made only in accordance with management’s general or specific authorization; (D) access to assets is permitted only in accordance with management’s general or specific authorization; (E) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (F) interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Internal Controls are overseen by the Audit Committee of the Board (the “Audit Committee”) in accordance with the Exchange Rules. Except as disclosed in the Registration Statement or the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as disclosed in the Registration Statement or the Prospectus, since the date of the most recent balance sheet of the Company reviewed or audited by the Company’s accountants, (i) the Audit Committee has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company, and (ii) there have been no significant changes in internal controls over financial reporting that has materially affected the Company’s internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses. “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the Exchange (“Exchange Rules”).

(dd)               Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to provide reasonable assurances that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(ee)               Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any Governmental Authority) against or affecting the Company, the Operating Partnership or any of their respective Subsidiaries or Properties that, if determined adversely to the Company, the Operating Partnership or any of their respective Subsidiaries or properties, would materially and adversely affect the ability of the Company or the Operating Partnership to perform their respective obligations under this Agreement or any Terms Agreement, or which are otherwise material in the context of the sale of the Shares; and neither the Company or the Operating Partnership has received any written notice or communication threatening such actions, suits or proceedings (including any inquiries or investigations by any Governmental Authority) or, to the Company’s or the Operating Partnership’s knowledge, none are contemplated.

(ff)                Financial Statements; Non-GAAP Financial Measures. The financial statements incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries as of the dates indicated, and the statements of operations, changes in members’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods involved and comply with the Commission’s rules and guidelines with respect thereto. The supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus relating to the Company and its consolidated Subsidiaries present fairly in accordance with US GAAP the information required to be stated therein. The consolidated balance sheet of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related notes, present fairly in all material respects the financial position of the Company at the date indicated; said consolidated balance sheet has been prepared in conformity with US GAAP and complies with the requirements of the Securities Act and Exchange Act with respect thereto. The selected financial data and the summary financial information, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited, or unaudited as applicable, financial statements of the Company included or incorporated by reference therein and comply with the Commission’s rules and guidelines with respect thereto. The unaudited pro forma consolidated financial statements and the related notes thereto, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, comply with the Commission’s rules and guidelines with respect to unaudited pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated by reference therein, no historical or unaudited pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act or the Rules and Regulations. All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act and the Exchange Act to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(gg)              No Material Adverse Change in Business. Except as disclosed in the Registration Statement and the Prospectus and as would not have a Material Adverse Effect, since the end of the period covered by the latest audited financial statements included or incorporated by reference therein, (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, the Operating Partnership and their respective Subsidiaries, taken as a whole, that is material and adverse, (B) there has been no dividend or distribution of any kind declared, paid or made by the Company, the Operating Partnership and their respective Subsidiaries, on any class of the capital stock, membership interest or other equity interest, as applicable, (C) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, the Operating Partnership and their respective Subsidiaries, other than transactions in the ordinary course of business and changes and transactions disclosed or described in the Registration Statement and the Prospectus and (D) there has not been any loan, debt or obligation, direct or contingent, which is material to the Company and its Subsidiaries, taken as a whole, incurred by the Company, the Operating Partnership and their respective Subsidiaries, except obligations incurred in the ordinary course of business and changes and transactions disclosed or described in the Registration Statement and the Prospectus.

(hh)              Investment Company Act. Neither the Company nor any of the Subsidiaries is or, after giving effect to the offering and sale of the Shares, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ii)                Insurance. The Company, the Operating Partnership and each of their respective Subsidiaries is insured against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, the Operating Partnership or any of their respective Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; none of the Company, the Operating Partnership or any of their respective Subsidiaries has been refused any insurance coverage sought or applied for; none of the Company, the Operating Partnership or any of their respective Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus; and the Company has obtained or will obtain directors’ and officers’ insurance in such amounts as is customary for companies engaged in the type of business to be conducted by the Company.

(jj)                Tax Law Compliance. The Company, the Operating Partnership and their respective Subsidiaries have filed (A) all federal and state income tax returns, (B) all material franchise tax returns and (C) all other material tax returns in a timely manner, and all such tax returns are correct and complete in all material respects, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties that are not material and are being contested in good faith by appropriate proceedings. The Company, the Operating Partnership and each of their respective Subsidiaries have no knowledge of any tax deficiency which has been or is likely to be threatened or asserted against the Company, the Operating Partnership or any of their respective Subsidiaries, as the case may be.

(kk)             Real Estate Investment Trust. The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Section 856 through 860 of Internal Revenue Code of 1986, as amended from time to time (the “Code”) and the Company elected to be taxed as a REIT under the Code effective for its tax year ended December 31, 2016 upon filing of its federal income tax return for such year. The Company’s organization and method of operation as described in the Registration Statement and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2026 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement and the Prospectus are true, complete and correct in all material respects.

(ll)                No Restriction on Subsidiaries. Except as disclosed in the Registration Statement and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(mm)            No Improper Practices. (i) Neither the Company nor any of its Subsidiaries, nor, any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate, or other person associated with or acting on behalf of the Company or any Subsidiary has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any applicable law or of the character required to be disclosed in the Prospectus; (ii) except as described in the Registration Statement and the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; (iii) the Company has not offered, or caused any placement agent to offer, capital stock of the Company to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or any Subsidiary or any of their respective products or services, and (iv) neither the Company nor any Subsidiary nor any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate, or other person associated with or acting on behalf of the Company or any Subsidiary has (A) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law (collectively, “Anti-Corruption Laws”), (B) promised, offered, provided, attempted to provide, or authorized the provision of anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient, or securing any improper advantage; or (C) made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any Anti-Corruption Laws.

(nn)              No Conflicts with Sanctions Laws. No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent or affiliate of, or other person associated with or acting on behalf of, the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea Region of the Ukraine (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) for the purpose of financing or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) for the purpose of financing or facilitating any activities of or business in any Sanctioned Country or (iii) for the purpose of facilitating or that the Company knows would facilitate or result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo)               Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all applicable jurisdictions in which the Company or its Subsidiaries conduct business or whose Anti-Money Laundering Laws (as defined below) apply to the Company, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp)               Independent Public Accounting Firm. Deloitte & Touche, LLP (the “Accountant”), whose report on the consolidated financial statements of the Company was filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, is and, during the periods covered by its report, was an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, the Accountant is not in violation of the auditor independence requirements of Sarbanes-Oxley with respect to the Company.

(qq)               ERISA Matters. The Company and each of its Subsidiaries is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any liability; the Company and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification except as where failure to be so qualified would not have a Material Adverse Effect.

(rr)               Related-Party Transactions. There are no relationships or related-party transactions involving the Company, the Operating Partnership or any of their Subsidiaries or any other person required to be described in the Registration Statement or the Prospectus that have not been described as required.

(ss)               Investment Strategy. The Company’s investment strategy described in the Registration Statement and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of the Company’s business, and no material deviation from such investment strategy is currently contemplated.

(tt)                Market Capitalization. At the time the Registration Statement initially became effective, and at the time the Company’s most current Annual Report on Form 10-K was filed, the Company met the then-applicable requirements for the use of Form S-3 under the Securities Act, including, but not limited to, General Instruction I.B.1 of Form S-3. The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(uu)              Certain Market Activities. Neither the Company, any of the Subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or any Forward Settlement Shares.

(vv)               Broker/Dealer Relationships. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(ww)              No Reliance. The Company has not relied upon the Agents, Forward Sellers or Forward Purchasers or legal counsel for the Agents, Forward Sellers or Forward Purchasers for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(xx)               Sarbanes-Oxley. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of Sarbanes-Oxley and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of Sarbanes-Oxley with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in Sarbanes-Oxley.

(yy)               Underwriter Agreements. With the exception of the Series B ATM Program, the Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(zz)               Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(aaa)             Agent, Forward Seller and Forward Purchaser Purchases. The Company acknowledges and agrees that each Agent, Forward Seller and Forward Purchaser has informed the Company that such Agent, Forward Seller or Forward Purchaser may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Stock for its own account and for the accounts of its clients while this Agreement or any Terms Agreement is in effect (including, without limitation, at the same time as sales of the Shares occur pursuant to this Agreement or any Terms Agreement), provided, that the Company shall not be deemed to have authorized or consented to any such purchases or sales by such Agent, Forward Seller or Forward Purchaser.

(bbb)             Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ccc)             Stock Transfer Taxes. On each Settlement Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(ddd)             Actively-Traded Security. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101 (c)(1) thereunder.

(eee)             Cybersecurity; Data Protection. To the Company’s knowledge, the Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its Subsidiaries as currently conducted are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their business and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(fff)               No Ratings. There are no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(ggg)            Well-Known Seasoned Issuer. At the time of the initial filing the Registration Statement (File No. 333-276248) on December 22, 2023, the Company was a “well-known seasoned issuer” as defined in Rule 405.

(hhh)            FINRA Matters. The Company meets the definition of the term “experienced issuer” specified in FINRA Rule 5110(j)(6).

(iii)               Outbound Investment Security Program. Neither the Company nor any of its Subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its Subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity,” as that term is defined in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engage in or plan to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

Any certificate signed by an officer of the Company or the Operating Partnership and delivered to the Agents, Forward Sellers or Forward Purchasers or to counsel for the Agents, Forward Sellers or Forward Purchasers pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed to be a representation and warranty by the Company or the Operating Partnership, as applicable, to the Agents, Forward Sellers or Forward Purchasers as to the matters set forth therein.

7.             Covenants of the Company. The Company and the Operating Partnership, jointly and severally, covenant and agree with the Agents, the Forward Sellers and the Forward Purchasers that:

(a)                 Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by the Agents or the Forward Sellers under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), (i) the Company will notify the Agents, the Forward Purchasers and the Forward Sellers promptly of the time when any subsequent amendment to the Registration Statement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information (in all cases, except for documents incorporated by reference or any amendment, supplement or comment letter relating solely to the issuance or offering of securities other than the Shares), (ii) the Company will prepare and file with the Commission, promptly upon the Agents’, Forward Purchasers’ or Forward Sellers’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agents’, Forward Purchasers’ or Forward Sellers’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares by an Agent, Forward Purchaser or Forward Seller (provided however, that the failure of the Agents, Forward Purchaser or Forward Seller to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’, Forward Purchasers’ or Forward Sellers’ right to rely on the representations and warranties made by the Company in this Agreement (provided further that the only remedy the Agents, the Forward Purchasers and Forward Sellers have with respect to the failure to make such filing will be to cease making sales under this Agreement)); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Shares or a security convertible into the Shares unless a copy thereof has been submitted to the Agents, the Forward Purchasers and the Forward Sellers within a reasonable period of time before the filing and the Agents, the Forward Purchasers and the Forward Sellers have not reasonably objected in writing thereto (provided however, that (i) the failure of the Agents, the Forward Purchasers or the Forward Sellers to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’, the Forward Purchasers’ or the Forward Sellers’ right to rely on the representations and warranties made by the Company in this Agreement (provided that the only remedy the Agents, the Forward Purchasers or the Forward Sellers have with respect to the failure by the Company to so submit such proposed filing to the Agents, the Forward Purchasers or the Forward Sellers will be to cease making sales under this Agreement), and (ii) the Company has no obligation to provide the Agents, the Forward Purchasers or the Forward Sellers any advance copy of such filing or to provide the Agents, the Forward Purchasers or the Forward Sellers an opportunity to object to such filing if such filing does not name the Agents, the Forward Purchasers or the Forward Sellers or specifically discuss the Shares as contemplated hereby) and the Company will furnish to the Agents, the Forward Purchasers and the Forward Sellers at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b)                 Notice of Commission Stop Orders. Promptly after it receives notice or obtains knowledge thereof, the Company will advise the Agents, the Forward Purchasers and the Forward Sellers of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop or other order or to obtain its withdrawal if such a stop or other order should be issued.

(c)                 Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Shares is required to be delivered by the Agents, the Forward Purchasers or the Forward Sellers under the Securities Act with respect to a pending sale of the Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), the Company will comply in all material respects with the requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Designated Agent, the Designated Forward Purchaser or the Designated Forward Seller, as applicable, to suspend the offering of Shares during such period and the Company will promptly amend or supplement, or file a free writing prospectus applicable to, the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)                 Listing of Shares. During any period in which the Prospectus relating to the Shares is required to be delivered by the Agents, the Forward Purchasers or the Forward Sellers under the Securities Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act or similar rule), the Company will use its commercially reasonable efforts to cause the Shares and any Forward Settlement Shares to be listed on the Exchange and will cooperate with the Agents, Forward Sellers and Forward Purchasers to qualify the Shares and any Forward Settlement Shares for sale under the securities laws of such jurisdictions in the United States as the Agents, Forward Sellers and Forward Purchasers reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Shares and any Forward Settlement Shares; provided however, that the Company shall not be required in connection therewith to qualify as a foreign entity or dealer in securities or file a general consent to service of process in any jurisdiction.

(e)                 Filings with the Exchange. The Company will timely file with the Exchange all material documents and notices required by the Exchange of companies that have or will issue securities that are traded on the Exchange.

(f)                  Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents, the Forward Purchasers, the Forward Sellers and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agents, the Forward Purchasers or the Forward Sellers may from time to time reasonably request and, at the Agents’, the Forward Purchasers’ or the Forward Sellers’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Shares may be made; provided however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agents, the Forward Purchasers or the Forward Sellers to the extent such document is available to the Agents or the public on EDGAR.

(g)                 Earnings Statement. The Company will make generally available to its security holders as soon as reasonably practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. “Earnings statement” and “make generally available” will have the meanings contained in Rule 158 under the Securities Act.

(h)                Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, any Terms Agreement and any Master Forward Confirmation, including (i) the preparation and filing of the Registration Statement, including any fees required by the Commission, and the electronic delivery of the Prospectus as originally filed and of each amendment and supplement thereto, (ii) the printing and delivery to the Agents, the Forward Purchasers or the Forward Sellers of this Agreement or any Terms Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares or Forward Settlement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Shares to the Agents or Forward Sellers (or Forward Settlement Shares to any Forward Purchaser), including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Shares to the Agents or Forward Sellers or Forward Settlement Shares to any Forward Purchaser, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Shares and Forward Settlement Shares under state securities laws in accordance with the provisions of Section 7(d) hereof, including filing fees, but excluding fees of the Agents’, Forward Sellers’ or Forward Purchasers’ counsel, (vi) the printing and delivery to the Agents, the Forward Purchasers and the Forward Sellers of copies of any Permitted Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto in such number as the Agents, the Forward Purchasers or the Forward Sellers shall deem necessary, (vii) the preparation, printing and delivery to the Agents and Forward Sellers of copies of the blue sky survey, (viii) the fees and expenses of the transfer agent and registrar for the Common Stock, (ix) the filing and other fees incident to any review by FINRA of the terms of the sale of the Shares, and (x) the fees and expenses incurred in connection with the listing of the Shares and the Forward Settlement Shares on the Exchange.

(i)                  Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(j)                  Notice of Other Sales. During the pendency of any Placement Notice or Forward Placement Notice given hereunder, during the pendency of any Principal Transaction or during any Forward Hedge Selling Period, the Company shall provide the Designated Agent, the Designated Forward Purchaser or the Designated Forward Seller notice as promptly as reasonably practicable (and, in any event, at least one (1) Business Day (as defined in Section 12 below)) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Shares offered pursuant to the provisions of this Agreement or any Terms Agreement) or securities convertible into or exchangeable for shares of Common Stock, warrants or any rights to purchase or acquire shares of Common Stock; provided, that such notice shall not be required in connection with (i) the issuance, grant or sale of shares of Common Stock, options to purchase shares of Common Stock or shares of Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or other business combination or sale or purchase of assets, (iii) the issuance or sale of shares of Common Stock pursuant to any dividend reinvestment plan whether now in effect or hereafter implemented, (iv) the issuance of any shares of Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding and disclosed in filings by the Company with the Commission or otherwise in writing to the Agents, Forward Sellers and the Forward Purchasers, (v) the redemption of outstanding OP Units in accordance with the OP Agreement and (vi) the issuance or sale of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock pursuant to an underwritten public offering. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(k)                Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice, advise the Designated Agent, the Designated Forward Purchaser or the Designated Forward Seller, as applicable, promptly after it has received notice or obtained knowledge thereof of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Designated Agent, the Designated Forward Purchaser or the Designated Forward Seller, as applicable, pursuant to this Agreement or any Terms Agreement.

(l)                 Due Diligence Cooperation. The Company and the Operating Partnership will cooperate with any commercially reasonable due diligence review conducted by the Agents, the Forward Purchasers, the Forward Sellers or their representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, upon reasonable notice during regular business hours and at the Company’s principal offices, as the Agents, the Forward Purchasers or the Forward Sellers may reasonably request.

(m)               Required Filings Relating to Placement of Shares or Forward. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the amount of Shares sold through the Agents or Forward Sellers, the Net Proceeds to the Company and the compensation payable by the Company to the Agents or the Forward Sellers with respect to such Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(n)                Representation Dates; Certificate. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and each time the Company (i) files the Prospectus relating to the Shares or amends or supplements (other than by means of a prospectus supplement relating solely to an offering of securities other than the Shares) the Registration Statement or the Prospectus relating to the Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares; (ii) files an Annual Report on Form 10-K under the Exchange Act; (iii) files its Quarterly Reports on Form 10-Q under the Exchange Act; (iv) files a Current Report on Form 8-K containing amended financial information (other than information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; or (v) has been reasonably requested by the Agents (each date of an event referred to in clauses (i) through (vi) shall be a “Representation Date”); the Company and the Operating Partnership shall furnish the Agents, the Forward Sellers or the Forward Purchasers (but in the case of clause (iv) above only if an Agent, Forward Seller or Forward Purchaser reasonably determines that the information contained in such Form 8-K is material) with a certificate, in the form and substance satisfactory to the Agents, Forward Sellers and Forward Purchasers and their counsel, substantially similar to the form previously provided to the Agents, Forward Sellers or Forward Purchasers and their counsel within five Trading Days of any Representation Date or, in the case of a Representation Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, if requested by the Agent, Forward Seller or Forward Purchaser. The requirement to provide a certificate under this Section 7(n) is hereby waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares or enter into a Forward following a Representation Date when the Company relied on such waiver and did not provide the Agents, Forward Sellers or Forward Purchasers with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or the Agents, Forward Sellers or Forward Purchasers sell any Shares, the Company and the Operating Partnership shall provide the Agents, Forward Sellers and Forward Purchasers with a certificate substantially similar to the form previously provided to the Agents, Forward Sellers and Forward Purchasers and their counsel, dated the date of the Placement Notice.

(o)                 Legal Opinions. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date or, in the case of a Representation Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, with respect to which the Company and the Operating Partnership are obligated to deliver a certificate pursuant to Section 7(n) for which no waiver is applicable, the Company shall cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers written opinions of Vinson & Elkins L.L.P. and Venable LLP (together, in such capacity, “Company Counsel”) and of Vinson & Elkins L.L.P. as to certain tax matters (in such capacity, “Tax Counsel”), or other counsel satisfactory to the Agents, Forward Sellers or Forward Purchasers, in substantially the forms substantially similar to the forms previously provided to the Agents, Forward Sellers and Forward Purchasers and their counsel, dated the date that the opinions are required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided however, that (i) the Company shall not be required to furnish to the Agents, Forward Sellers or Forward Purchasers such opinions or Reliance Letters (as defined below) more than once per calendar quarter and (ii) in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Agents, Forward Sellers and Forward Purchasers with a letter (a “Reliance Letter”) to the effect that the Agents, Forward Sellers and Forward Purchasers may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p)                 Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date or, in the case of a Representation Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, with respect to which the Company and the Operating Partnership are obligated to deliver a certificate pursuant to Section 7(n) for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Agents, Forward Sellers and Forward Purchasers letters (the “Comfort Letters”), dated the date of the Comfort Letter is delivered, in form and substance satisfactory to the Agents, Forward Sellers and Forward Purchasers, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q)                 Market Activities. The Company will not, directly or indirectly, violate the provisions of Regulation M of the Securities Act that are applicable to it. If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement, any acceptance of a Placement Notice or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, the Company shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the Agents.

(r)                 Insurance. The Company and the Subsidiaries shall maintain, or caused to be maintained, insurance in such amounts and covering such risks as is commercially reasonable and customary for companies engaged in similar businesses in similar industries, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect.

(s)                 Compliance with Laws. The Company and each of its Subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations would not reasonably be expected to result in a Material Adverse Effect.

(t)                  REIT Treatment. The Company currently intends to continue to qualify as a real estate investment trust under the Code and will use commercially reasonable efforts to enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent tax years that include any portion of the term of this Agreement or any Terms Agreement.

(u)                Investment Company Act. The Company is familiar with the Investment Company Act and will in the future use its commercially reasonable efforts to ensure that the Company and the Operating Partnership will not be an “investment company” within the meaning of the Investment Company Act.

(v)                 Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(w)                No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Agents and Forward Sellers in their capacity as principals or agents hereunder, neither the Agents nor the Company (including its agents and representatives, other than the Agents in their capacity as such) will, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by the Agents or Forward Seller as principals or agents hereunder unless such free writing prospectus is used by the Agents or Forward Sellers and is not required to be filed with the Commission.

(x)                 Sarbanes-Oxley Act. The Company and the Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with US GAAP, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company and the Subsidiaries will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its Chief Executive Officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or the Subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

(y)                 Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

(z)                 Reservation and Listing of Shares. In respect to any Forward, a number of shares of Common Stock at least equal to the Capped Number shall be reserved for issuance by the Board of Directors. During any Forward Hedge Selling Period or period in which the Prospectus relating to the Shares is required to be delivered by any Forward Seller or Forward Purchaser under the Act with respect to a pending sale of the Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), the Company will use its commercially reasonable efforts to cause the relevant Shares to be listed on the NYSE, subject to official notice of issuance.

(aa)               DTC. The Company shall cooperate with the Designated Agent, the Designated Forward Seller and the Designated Forward Purchaser to permit the Shares and any Forward Settlement Shares to be eligible for clearance and settlement through the facilities of DTC.

(bb)               Long Positions. In connection with entering into any Forward Contract, neither the Company, the Operating Partnership nor any of their respective affiliates will acquire any long position (either directly or indirectly, including through a derivative transaction) with respect to shares of Common Stock in anticipation of delivering a Forward Placement Notice, during the period between the delivery of any Forward Placement Notice and the conclusion of the related Forward Hedge Selling Period or during (or in anticipation of) any Unwind Period (as defined in the applicable Master Forward Confirmation).

8.            Conditions to the Agents’ Obligations. The obligations of the Agents, the Forward Sellers and the Forward Purchasers hereunder with respect to an Issuance or a Forward, or pursuant to any Terms Agreement, will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company and the Operating Partnership herein, to the due performance by the Company and the Operating Partnership of their respective obligations hereunder, to the completion by the Agents, the Forward Sellers and the Forward Purchasers of a due diligence review satisfactory to the Agents, the Forward Sellers and the Forward Purchasers in their reasonable judgment, and to the continuing satisfaction (or waiver by each of the Agents, the Forward Sellers and the Forward Purchasers in their sole discretion) of the following additional conditions:

(a)                 Registration Statement Effective. The Registration Statement shall be effective and shall be available for the sale of all Shares contemplated to be issued by any Placement Notice.

(b)                 No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other Governmental Authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other Governmental Authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or pursuant to Section 8A of the Securities Act; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                 No Misstatement or Material Omission. The Registration Statement and Prospectus, and any amendment or supplement thereto, shall not contain any untrue statement of a material fact, or omit to state a material fact that is required to be stated therein or is necessary to make the statements therein not misleading.

(d)                 Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or the Operating Partnership or result in a Material Adverse Effect, or any development that would reasonably be expected to result in a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s or the Operating Partnership’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s or the Operating Partnership’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the judgment of the Agents, the Forward Purchasers or the Forward Sellers (without relieving the Company or the Operating Partnership of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Shares on the terms and in the manner contemplated in the Prospectus.

(e)                 Company Counsel Legal Opinions. The Agents, the Forward Sellers and the Forward Purchasers shall have received the opinions of Company Counsel and Tax Counsel required to be delivered pursuant Section 7(o) on or before the date on which such delivery of such opinions is required pursuant to Section 7(o).

(f)                  Agents, Forward Sellers and Forward Purchasers Legal Counsel Opinion. The Agents, Forward Sellers and Forward Purchasers shall have received from Cooley LLP, counsel for the Agents, Forward Sellers and Forward Purchasers, such opinion or opinions, on or before the date on which the delivery of the opinions of Company Counsel and Tax Counsel is required pursuant to Section 7(o), with respect to such matters as the Agents, Forward Sellers and Forward Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

(g)                 Comfort Letter. The Agents, Forward Sellers and Forward Purchasers shall have received the Comfort Letter required to be delivered pursuant Section 7(p) on or before the date on which such delivery of such letter is required pursuant to Section 7(p).

(h)                Representation Certificate. The Agents, Forward Sellers and Forward Purchasers shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

(i)                  No Suspension. Trading in the Shares shall not have been suspended on the Exchange.

(j)                  Other Materials. On each date on which the Company and the Operating Partnership are required to deliver a certificate pursuant to Section 7(n), the Company and the Operating Partnership shall have furnished to the Agents, Forward Sellers and Forward Purchasers such appropriate further information, certificates and documents as the Agents, Forward Sellers and Forward Purchasers may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company and the Operating Partnership shall have furnished the Agents, Forward Sellers and Forward Purchasers with such conformed copies of such opinions, certificates, letters and other documents as the Agents shall have reasonably requested.

(k)                Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder or prior to any Principal Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424. The Company shall file a prospectus supplement or a supplement to a prospectus supplement in connection with any Principal Transaction pursuant to a Terms Agreement within the applicable time period prescribed for such filing by Rule 424.

(l)                 Approval for Listing. The Shares and any Forward Settlement Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Shares and any Forward Settlement Shares on the Exchange at, or prior to, the issuance of any Placement Notice or Forward Placement Notice, as applicable.

(m)                No Termination Event. There shall not have occurred any event that would permit the Agents, Forward Sellers or Forward Purchasers to terminate this Agreement pursuant to Section 11(a).

(n)                 Effectiveness of Master Forward Confirmation. In respect of any Forward Placement Notice delivered in respect to any Forward, the relevant Master Forward Confirmation shall be in full force and effect.

9.             Indemnification and Contribution.

(a)                 Company and Operating Partnership Indemnification. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Agents, Forward Sellers, Forward Purchasers, their respective affiliates and their respective partners, members, directors, officers, employees and agents and each person, if any, who controls the applicable Agent, Forward Seller or Forward Purchaser or any affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 9(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii)              against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the Agents’, Forward Sellers’ or Forward Purchasers’ Information (as defined below).

(b)                 Indemnification by the Agents, Forward Sellers and Forward Purchasers. Each Agent, Forward Seller and Forward Purchaser, severally but not jointly, agrees to indemnify and hold harmless the Company and the Operating Partnership and their respective directors and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to the Agent, Forward Seller or Forward Purchaser and furnished to the Company in writing by the Agent, Forward Seller or Forward Purchaser expressly for use therein. The Company hereby acknowledges that the only information that the Agent, the Forward Seller or Forward Purchaser has furnished to the Company expressly for use in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) are the statements set forth in the ninth paragraph under the caption “Plan of Distribution” and first paragraph under the subheading “Conflicts of Interest and Other Relationships” under the caption “Plan of Distribution” in the Prospectus (the “Agents’, Forward Sellers’ and Forward Purchasers’ Information”).

(c)                 Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the engagement of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that prohibits counsel from representing both the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (plus local counsel). All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                 Settlement Without Consent if Failure to Reimburse. If an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a)(ii) effected without its written consent if (1) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (2) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)                 Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company, the Operating Partnership or an Agent, Forward Seller or Forward Purchaser, the Company, the Operating Partnership and such Agent, Forward Seller or Forward Purchaser will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company, the Operating Partnership, the Agents, Forward Sellers and Forward Purchasers may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Agents, Forward Sellers and Forward Purchasers on the other hand. The relative benefits received by the Company and the Operating Partnership on the one hand and the Agents, Forward Sellers and Forward Purchasers on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Shares (before deducting expenses) received by the Company (which shall be deemed to include the proceeds that would be received by the Company upon physical settlement of any Forward Settlement Shares sold under any Forward Contract assuming that the aggregate amount payable by the applicable Forward Purchaser under such Forward Contract is equal to the aggregate amount of the net proceeds realized upon the sales of the Forward Hedge Shares) bear to the total compensation received by the Agents, the Forward Sellers and the Forward Purchasers from the sale of the Shares. For purposes of the foregoing, the relative benefits for the Agents, Forward Sellers and Forward Purchasers shall be deemed to be equal to (1) in the case of any Agent, the total amount of compensation to be paid by the Company to such Agent in connection with the sale of such Issuance Shares, (2) in the case of any Forward Seller, the number of Forward Hedge Shares sold by such Forward Seller in respect of each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission Rate for such Forward Contract, and (3) in the case of any Forward Purchaser, the number of Forward Hedge Shares sold to hedge each Forward Contract executed by it in connection with this Agreement multiplied by the net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs or expenses actually incurred) multiplied by the Aggregate Forward Hedge Price for such Forward Hedge Shares. If, but only if, the allocation provided by the foregoing is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing but also the relative fault of the Company and the Operating Partnership, on the one hand, and such Agent, Forward Seller and Forward Purchaser, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or such Agent, Forward Seller or Forward Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership and each Agent, Forward Seller and Forward Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(e) shall be deemed to include, for the purpose of this Section 9(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(e), the Agents, Forward Sellers and Forward Purchasers shall not be required to contribute any amount in excess of the commissions received by it under this Agreement or, in the case of a Principal Transaction, any Terms Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(e), any person who controls a party to this Agreement or, in the case of a Principal Transaction, any Terms Agreement within the meaning of the Securities Act, any affiliates of an Agent, Forward Sellers and Forward Purchasers and any officers, directors, partners, employees or agents of an Agents, Forward Sellers or Forward Purchasers or any of their affiliates, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(e), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(e) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof. The Agents’, Forward Sellers’ and Forward Purchasers’ respective obligations to contribute pursuant to this Section 9(e) are several in proportion to the respective number of Shares they have sold hereunder, and not joint.

10.          Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company and the Operating Partnership herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agents, Forward Sellers or Forward Purchasers (or any of their directors, officers, partners, employees, agents, controlling persons or affiliates), or the Company or the Operating Partnership (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Shares and payment therefor, (iii) a Principal Settlement under a Terms Agreement, (iv) the settlement of any Forward Contracts or (v) any termination of this Agreement.

11.          Termination.

(a)                 An Agent, Forward Seller or Forward Purchaser may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any change, or any development or event involving a prospective change, in the condition, financial or otherwise, or in the business, properties, earnings, results of operations or prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, which individually or in the aggregate, in the sole judgment of such Agent, Forward Seller or Forward Purchaser is material and adverse and makes it impractical or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, Forward Seller or Forward Purchaser, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (3) if trading in the Common Stock has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 16 (Governing Law and Time; Waiver of Jury Trial) and Section 17 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

(b)                 The Company and the Operating Partnership shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in their sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination. In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Agents or as otherwise set forth in the Terms Agreement.

(c)                 Each of the Agents, Forward Seller and Forward Purchaser shall have the right, by giving three (3) days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d)                 In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination by such Agent at any time prior to or at the Principal Settlement Date if since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company or any of its Subsidiaries shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause or (iv), in such Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If an Agent elects to terminate its obligations pursuant to this Section 11(d), the Company shall be notified promptly in writing.

(e)                 This Agreement shall automatically terminate on the date on which all of the Shares have been sold pursuant to this Agreement except that the provisions of Section 7(h), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect notwithstanding such termination.

(f)                  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c) or (e) above or otherwise by mutual agreement of the parties; provided however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(h), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.

(g)                Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided however, that such termination shall not be effective until the close of business on the date of receipt of such notice by an Agent, Forward Seller or Forward Purchaser or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, if a “Supplemental Confirmation” required to be executed pursuant to the terms of this Agreement has not been executed on or prior to the date of any termination of this Agreement, then the provisions of this Agreement as they relate to the Forward Contract for the relevant Forward Hedge Selling Period shall survive such termination until such “Supplemental Confirmation” has been executed or deemed effective pursuant to such Forward Contract.

12.           Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement and any Terms Agreement shall be in writing, unless otherwise specified in this Agreement or any Terms Agreement, and if sent to the Agents, shall be delivered to:

A.G.P./Alliance Global Partners, as Agent

590 Madison Avenue

New York, NY 10022

Attention: Tom Higgins

Email: xxx@xxxxxx.com

BMO Capital Markets Corp., as Agent and Forward Seller

151 W 42nd Street

New York, NY 10036

Attention: Brian Riley

Telephone: (212) 605-1414

Facsimile: (212) 885-4165

with a copy to the Legal Department

Bank of Montreal, as Forward Purchaser

55 Bloor Street West, 18th floor

Toronto, ON M4W 1A5

Attention: Manager, Derivatives Operations

Facsimile: (416) 552-7904

with a copy to the Legal Department

And a copy to:

Bank of Montreal

100 King Street West, 20th Floor

Toronto, ON M5X 1A1

Attention: Associate General Counsel & Managing Director, Derivatives Legal Group

Facsimile: (416) 956-2318

B. Riley Securities, Inc., as Agent, Forward Purchaser and Forward Seller

299 Park Avenue, 21st Floor

New York, NY 10171

Attention: Eric Dobi, Scott Ammaturo and Keith Pompliano

Email: xxx@xxxxxx.com; xxx@xxxxxx.com; xxx@xxxxxx.com with a copy to xxx@xxxxxx.com

Robert W. Baird & Co. Incorporated, as Agent, Forward Purchaser and Forward Seller

777 E. Wisconsin Avenue

Milwaukee, WI 53202

Attention: Syndicate Department and Legal Department

Facsimile: (414) 298-7474

Email: xxx@xxxxxx.com

Berenberg Capital Markets LLC, as Agent

1251 Avenue of the Americas, 53rd Floor

New York, NY 10020

Attention: Equity Capital Markets

Email: xxx@xxxxxx.com

Colliers Securities LLC, as Agent

90 South Seventh Street, Suite 4300

Minneapolis, MN 55402

Attention: David Edwards (xxx@xxxxxx.com)

Telephone: (612) 317-2152

Citizens JMP Securities, LLC, as Agent
101 California Street, 17th Floor
San Francisco, California 94111
Attention: Equity Securities
Facsimile: (415) 835-8920

Email: xxx@xxxxxx.com

Citizens JMP Securities, LLC, as Forward Purchaser and Forward Seller

1301 Avenue of the Americas, 2nd Floor

New York, New York 10019

Attention: Gianpaolo Arpaia

Email: xxx@xxxxxx.com

Telephone: (212) 906-3533

Huntington Securities, Inc. as Agent, Forward Purchaser and Forward Seller

41 South High Street

Columbus, OH 43215

Attention: Peter Dippolito

Facsimile: (877) 807-4721

Email: xxx@xxxxxx.com

J.P. Morgan Securities LLC, as Agent and Forward Seller
270 Park Avenue

New York, New York 10017
Attention: Sanjeet Dewal

Facsimile: (212) 622-8783

Email: xxx@xxxxxx.com

JPMorgan Chase Bank, National Association, as Forward Purchaser
270 Park Avenue

New York, New York 10017
Attention: EDG Marketing Support
Email: xxx@xxxxxx.com; xxx@xxxxxx.com

With a copy to:

Attention: Sanjeet Dewal
Email: xxx@xxxxxx.com

Raymond James & Associates, Inc., as Agent, Forward Purchaser and Forward Seller

880 Carillon Parkway, Tower 3

St. Petersburg, Florida 33716

Attention: Syndicate

Email: xxx@xxxxxx.com

Samuel A. Ramirez & Company, Inc., as Agent

14 East 52nd Street

New York, NY 10022

Attention: Lawrence F. Goldman (xxx@xxxxxx.com); Rick Viton (xxx@xxxxxx.com)

Facsimile: (212) 208-4381

Stifel, Nicolaus & Company, Incorporated, as Agent, Forward Purchaser and Forward Seller

1201 Wills Street, Suite 600

Baltimore, MD 21231

Attention: Syndicate Department

Email: xxx@xxxxxx.com

Truist Securities, Inc., as Agent and Forward Seller

3333 Peachtree Road NE, 11th Floor

Atlanta, GA 30326

Attention: Equity Syndicate Department

Facsimile: (404) 926-5995

Email: xxx@xxxxxx.com

Truist Bank, as Forward Purchaser

3333 Peachtree Road NE, 11th Floor

Atlanta, GA 30326

Attention: Equity Capital Markets

Email: xxx@xxxxxx.com

with a copy to:

Attention: Michael Collins, Managing Director

Facsimile: (203) 832-2333

Email: xxx@xxxxxx.com

Wells Fargo Securities, LLC, as Agent and Forward Seller

500 West 33rd Street

New York, NY 10001

Attention: Special Equities Group

Facsimile: (212) 214-5918

Wells Fargo Bank, National Association, as Forward Purchaser

500 West 33rd Street

New York, NY 10001

Attention: Special Equities Group and Corporate Equity Derivatives

Facsimile: (212) 214-5918

Email: xxx@xxxxxx.com

with a copy to:

Cooley LLP
55 Hudson Yards
New York, NY 10001
Attention: Daniel I. Goldberg and Christina Roupas
Email: xxx@xxxxxx.com; xxx@xxxxxx.com
Facsimile: (212) 479-6275; (312) 881-6670

and if to the Company or the Operating Partnership, shall be delivered to:

Chiron Real Estate Inc.
7373 Wisconsin Avenue, Suite 800
Bethesda, MD 20814
Attention: Robert Kiernan
Facsimile: (202) 380-0891

with a copy to:

Vinson & Elkins L.L.P.
901 East Byrd Street, Suite 1500
Richmond, Virginia 23219
Attention: Daniel LeBey
Facsimile: (804) 327-6301

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

13.          Successors and Assigns. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership and each Agent, Forward Seller and Forward Purchaser and their respective successors and the affiliates, controlling persons, officers, directors, partners, employees and agents referred to in Section 9 hereof. References to any of the parties contained in this Agreement or any Terms Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement or any Terms Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, any Terms Agreement or any Forward Contract, except as expressly provided in this Agreement, such Terms Agreement or such Forward Contract. Neither party may assign its rights or obligations under this Agreement or any Terms Agreement without the prior written consent of the other party; provided however, that each Agent, Forward Seller and Forward Purchaser may assign its rights and obligations hereunder to an affiliate of such Agent, Forward Seller or Forward Purchaser without obtaining the Company’s consent.

14.          Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement, any Terms Agreement, any Placement Notice, any Forward Placement Notice or any Forward Acceptance shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

15.          Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto), together with any Terms Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. This Agreement amends, restates, supersedes and replaces the prior Sales Agreement among the parties dated January 9, 2024 (the “Prior Agreement”). The parties hereto agree that the Prior Agreement is hereby amended and restated by mutual agreement of the parties by the Agreement as of the date hereof. Neither this Agreement, nor any Terms Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and each of the Agents, Forward Sellers and Forward Purchasers. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement and any Terms Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

16.          GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT, ANY TERMS AGREEMENT, ANY MASTER FORWARD CONFIRMATION AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT, ANY TERMS AGREEMENT OR, ANY MASTER FORWARD CONFIRMATION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY TERMS AGREEMENT, ANY MASTER FORWARD CONFIRMATION OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

17.          CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT OR ANY TERMS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

18.          Counterparts. This Agreement, any Terms Agreement and any Forward Contract may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or by electronic delivery of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

19.          Construction. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof. References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any Governmental Authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder.

20.          Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior written consent of each of the Agents, Forward Sellers and Forward Purchasers, which consent shall not be unreasonably withheld, conditioned or delayed, and each of the Agents, Forward Sellers and Forward Purchasers represents, warrants and agrees that, unless it obtains the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agents, Forward Seller or Forward Purchasers or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Schedule 4 hereto are Permitted Free Writing Prospectuses.

21.          Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)                 each Agent, Forward Seller and Forward Purchaser is acting solely as agent in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement or any Terms Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, Forward Sellers and Forward Purchasers, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, any Terms Agreement or any Master Forward Confirmation, irrespective of whether or not such Agent, Forward Seller or Forward Purchaser has advised or is advising the Company on other matters, and no Agent, Forward Seller or Forward Purchaser has any obligation to the Company with respect to the transactions contemplated by this Agreement, any Term Agreement or any Master Forward Confirmation except the obligations expressly set forth in this Agreement or any Terms Agreement;

(b)                 it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, any Terms Agreement and any Master Forward Confirmation;

(c)                 none of the Agents, Forward Seller, Forward Purchasers nor their respective affiliates have provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, or any Terms Agreement or any Master Forward Confirmation and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d)                 it is aware that each Agent, Forward Seller, Forward Purchaser and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and such Agent and its affiliates have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)                 it waives, to the fullest extent permitted by law, any claims it may have against an Agent, Forward Seller, Forward Purchaser or its affiliates for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Shares under this Agreement, under any Terms Agreement or under any Master Forward Confirmation or in connection with entry into any Master Forward Confirmation (and any Forward Contract) and agrees that such Agent, Forward Seller, Forward Purchaser and its affiliates shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of the Company.

22.          Additional Definitions. As used in this Agreement or any Terms Agreement, the following terms have the respective meanings set forth below:

(a)                 “Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward Contract or any portion thereof, as the context may require, the number of Forward Hedge Shares that the applicable Forward Seller has sold during such Forward Hedge Selling Period or any portion thereof, respectively.

(b)                “Applicable Time” means the date of this Agreement, each Representation Date, the date on which a Placement Notice or Forward Placement Notice is given, any date on which Shares are sold hereunder, each Settlement Date and each Forward Hedge Settlement Date, or such other time as agreed to by the Company and the applicable Agent, Forward Purchaser or Forward Seller.

(c)                 “Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

(d)                “Forward” means the transaction resulting from an accepted Forward Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) providing for the sale by the Designated Forward Seller of Forward Hedge Shares as specified in such Forward Placement Notice, subject to the terms and conditions of this Agreement and the applicable Forward Contract.

(e)                 “Forward Contract” means for each Forward, the contract evidencing such Forward between the Company and the applicable Forward Purchaser, which shall be comprised of the applicable Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the applicable Master Forward Confirmation) for such Forward.

(f)                  “Forward Hedge Amount” means, for any Forward, the amount specified in a Forward Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) as the maximum aggregate Forward Sales Price of the Forward Hedge Shares to be sold by a Forward Seller in respect of such Forward, subject to the terms and conditions of this Agreement.

(g)                “Forward Hedge Selling Commission Rate” means, for any Forward Contract, up to 2.0% of the Forward Sales Price of the Forward Hedge Shares unless otherwise set forth in the applicable Forward Placement Notice (as amended by the corresponding Forward Acceptance, if applicable).

(h)                “Forward Hedge Selling Period” means for each Forward, subject to Section 4, the period specified in the Forward Placement Notice for such Forward (as amended by the corresponding Forward Acceptance, if applicable); provided that if, prior to the scheduled end of any Forward Hedge Selling Period (i) the aggregate Forward Sales Price for such Forward would equal or exceed the Forward Hedge Amount, (ii) the Placement Notice is no longer effective in accordance with Section 4 hereof, (iii) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as such term is defined in the applicable Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of the applicable Master Forward Confirmation or (iv) a “Bankruptcy Termination Event” (as such term is defined in the applicable Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate upon the applicable Forward Seller becoming aware of such occurrence. For the avoidance of doubt, if a Forward Hedge Selling Period is terminated pursuant to any of the foregoing, this shall have no effect as to any Forward Hedge Shares already sold pursuant to such Forward prior to such termination.

(i)                  “Forward Hedge Shares” means all shares of Common Stock borrowed by the applicable Forward Purchaser or its affiliate and offered and sold by the applicable Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

(j)                  “Forward Placement Notice” means a written notice to the Designated Forward Purchaser and the Designated Forward Seller delivered in accordance with this Agreement substantially in the form attached hereto as Exhibit A, as such exhibit may be amended by written notice from the Company, the Designated Forward Seller or the Designated Forward Purchaser, as the case may be, from time to time.

(k)                “Forward Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.

(l)                  “Forward Related Transaction” means the transaction resulting from each Forward Placement Notice (as amended by the corresponding Forward Acceptance, if applicable) specifying that it relates to a “Forward Related Transaction” and requiring the applicable Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, as specified in such Forward Placement Notice and subject to the terms and conditions of this Agreement and the applicable Forward Contract, the Forward Hedge Shares.

(m)               “Forward Sales Price” means, for each Forward Related Transaction, the actual sale execution price of each Forward Hedge Share sold by the applicable Forward Seller.

(n)                “Forward Seller” has the meaning set forth in the introductory paragraph of this Agreement.

(o)                “Forward Settlement Shares” means any shares of Common Stock to be sold pursuant to any Forward Contract.

(p)                “Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

(q)                 “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(r)                 “Master Forward Confirmation” means any Master Confirmation for Issuer Share Forward Sale Transactions, substantially in the form attached hereto as Exhibit B, by and among the Company and a Forward Purchaser, including all provisions incorporated by reference therein.

(s)                 “Subsidiary” means a corporation, partnership, limited liability company or other entity, which is owned or controlled, directly or indirectly, by the Company, the Operating Partnership or one or more other Subsidiaries of the Company or the Operating Partnership.

(t)                  “Volume-Weighted Hedge Price” has the meaning set forth in applicable the Master Forward Confirmation; provided that, for purposes of determining the Aggregate Forward Hedge Price payable to the applicable Forward Purchaser in respect of a Trading Day on which the Forward Seller has made sales of Forward Hedge Shares hereunder, the “Volume-Weighted Hedge Price” shall be determined solely with respect to the Forward Hedge Shares sold by the applicable Forward Seller on such Trading Day.

(u)                “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

All references in this Agreement or any Terms Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement or any Terms Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement or any Terms Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement or any Terms Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Shares by the Agents outside of the United States.

23.          Recognition of the U.S. Special Resolution Regimes.

(a)                 In the event that an Agent, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent, Forward Seller or Forward Purchaser of this Agreement or any Terms Agreement, and any interest and obligation in or under this Agreement or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                 In the event that an Agent, Forward Seller or Forward Purchaser, to the extent that it is a Covered Entity, or a BHC Act Affiliate of an Agent, Forward Seller or Forward Purchaser, becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement or any Terms Agreement that may be exercised against such Agent, Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement were governed by the laws of the United States or a state of the United States.

(c)                 As used in this Section 23, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and each Agent, Forward Seller and Forward Purchaser, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Operating Partnership and each of the Agents, Forward Sellers and Forward Purchasers.

Very truly yours,

CHIRON REAL ESTATE INC.

By:	/s/ Robert Kiernan
Name:	Robert Kiernan
Title:	Chief Financial Officer

CHIRON REAL ESTATE LP

By:	Chiron Real Estate GP LLC
Its:	General Partner

By:	Chiron Real Estate Inc.
Its:	Sole Member

By:	/s/ Robert Kiernan
Name:	Robert Kiernan
Title:	Chief Financial Officer

Signature Page

Chiron Real Estate Inc. – Sales Agreement

ACCEPTED as of the date first-above written:

A.G.P./ALLIANCE GLOBAL PARTNERS,
as Agent

By:	/s/ Thomas J. Higgins
Name:	Thomas J. Higgins
Title:	Managing Director

BMO Capital Markets Corp.,
as Agent

By:	/s/ Eric Benedict
Name:	Eric Benedict
Title:	Co-Head, Global Equity Capital Markets

B. Riley Securities, Inc.,
as Agent

By:	/s/ Eric Dobi
Name:	Eric Dobi
Title:	Senior Managing Director

Robert W. Baird & Co. Incorporated,
as Agent

By:	/s/ Christopher Walter
Name:	Christopher Walter
Title:	Managing Director

Berenberg Capital Markets LLC,
as Agent

By:	/s/ Zachary Brantly
Name:	Zachary Brantly
Title:	Head of U.S. Investment Banking

By:	/s/ Lars Schwartau
Name:	Lars Schwartau
Title:	Managing Director

Colliers Securities LLC,
as Agent

By:	/s/ David Edwards
Name:	David Edwards
Title:	Managing Director

Citizens JMP Securities, LLC,
as Agent

By:	/s/ Brady Stern
Name:	Brady Stern
Title:	Managing Director

Signature Page

Chiron Real Estate Inc. – Amended and Restated Sales Agreement

HUNTINGTON SECURITIES, INC.,
as Agent

By:	/s/ Peter Dippolito
Name:	Peter Dippolito
Title:	Head of Equity Capital Markets

J.P. Morgan Securities LLC,
as Agent

By:	/s/ Preston Ryman
Name:	Preston Ryman
Title:	Vice President

RAYMOND JAMES & ASSOCIATES, Inc.,
as Agent

By:	/s/ Brad Butcher
Name:	Brad Butcher
Title:	Head of Real Estate Investment Banking

SAMUEL A. RAMIREZ & COMPANY, INC.,
as Agent

By:	/s/ Richard Viton
Name:	Richard Viton
Title:	Managing Director

Stifel, Nicolaus & Company, Incorporated,
as Agent

By:	/s/ Chad M. Gorsuch
Name:	Chad M. Gorsuch
Title:	Managing Director

Truist Securities, Inc.,
as Agent

By:	/s/ Keith Carpenter
Name:	Keith Carpenter
Title:	Managing Director

Wells Fargo Securities, LLC,
as Agent

By:	/s/ Rohit Mehta
Name:	Rohit Mehta
Title:	Managing Director

Signature Page

Chiron Real Estate Inc. – Amended and Restated Sales Agreement

bank of montreal, As Forward Purchaser

By:	/s/ Brian Riley
Name:	Brian Riley
Title:	Managing Director, Global Equity Capital Markets

B. Riley Securities, Inc., As Forward Purchaser

By:	/s/ Eric Dobi
Name:	Eric Dobi
Title:	Senior Managing Director

Robert W. Baird & Co. Incorporated, As Forward Purchaser

By:	/s/ Christopher Walter
Name:	Christopher Walter
Title:	Managing Director

Citizens JMP Securities, LLC, As Forward Purchaser

By:	/s/ Brady Stern
Name:	Brady Stern
Title:	Managing Director

HUNTINGTON SECURITIES, INC.,
As Forward Purchaser

By:	/s/ Peter Dippolito
Name:	Peter Dippolito
Title:	Head of Equity Capital Markets

jpmorgan chase bank, national association, As Forward Purchaser

By:	/s/ Sanjeet Dewal
Name:	Sanjeet Dewal
Title:	Managing Director

RAYMOND JAMES & ASSOCIATES, Inc.,
As Forward Purchaser

By:	/s/ Brad Butcher
Name:	Brad Butcher
Title:	Head of Real Estate Investment Banking

Stifel, Nicolaus & Company, Incorporated, As Forward Purchaser

By:	/s/ Chad M. Gorsuch
Name:	Chad M. Gorsuch
Title:	Managing Director

Signature Page

Chiron Real Estate Inc. – Amended and Restated Sales Agreement

Truist Bank, As Forward Purchaser

By:	/s/ Rakesh Mangat
Name:	Rakesh Mangat
Title:	Managing Director

Wells fargo bank, national association, As Forward Purchaser

By:	/s/ Kevin Brillhart
Name:	Kevin Brillhart
Title:	Managing Director

Signature Page

Chiron Real Estate Inc. – Amended and Restated Sales Agreement

bmo capital markets corp., As Forward Seller

By:	/s / Eric Benedict
Name:	Eric Benedict
Title:	Co-Head, Global Equity Capital Markets

B. Riley Securities, Inc., As Forward Seller

By:	/s/ Eric Dobi
Name:	Eric Dobi
Title:	Senior Managing Director

Robert W. Baird & Co. Incorporated, As Forward Seller

By:	/s/ Christopher Walter
Name:	Christopher Walter
Title:	Managing Director

Citizens JMP Securities, LLC, As Forward Seller

By:	/s/ Brady Stern
Name:	Brady Stern
Title:	Managing Director

HUNTINGTON SECURITIES, INC., As Forward Seller

By:	/s/ Peter Dippolito
Name:	Peter Dippolito
Title:	Head of Equity Capital Markets

j.p. morgan securities llc, As Forward Seller

By:	/s/ Preston Ryman
Name:	Preston Ryman
Title:	Vice President

RAYMOND JAMES & ASSOCIATES, Inc.,
As Forward Seller

By:	/s/ Brad Butcher
Name:	Brad Butcher
Title:	Head of Real Estate Investment Banking

Stifel, Nicolaus & Company, Incorporated, As Forward Seller

By:	/s/ Chad M. Gorsuch
Name:	Chad M. Gorsuch
Title:	Managing Director

Signature Page

Chiron Real Estate Inc. – Sales Agreement

Truist Securities, Inc., As Forward Seller

By:	/s/ Keith Carpenter
Name:	Keith Carpenter
Title:	Managing Director

wells fargo securities, llc, As Forward Seller

By:	/s/ Rohit Mehta
Name:	Rohit Mehta
Title:	Managing Director

Signature Page

Chiron Real Estate Inc. – Amended and Restated Sales Agreement

SCHEDULE 1

FORM OF PLACEMENT NOTICE

To whom it may concern:

Pursuant to the terms and subject to the conditions contained in the Amended and Restated Sales Agreement among Chiron Real Estate Inc. (the “Company”), Chiron Real Estate LP and the Agents, Forward Sellers and Forward Purchasers party thereto, dated March 12, 2026, I hereby request on behalf of the Company that __________ sell up to an aggregate sales price of $_____ of the Company’s common stock, par value $0.001 per share, at a minimum price of $__________ per share, as part of an Issuance. Any sales pursuant to this Placement Notice should occur between ____ and ____, and the aggregate sales price sold on any given day should not exceed $_____.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE DESIGNATED AGENT, AND/OR THE CAPACITY IN WHICH THE DESIGNATED AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

SCHEDULE 2

NOTICE PARTIES

The Company

Mark O. Decker, Jr. (xxx@xxxxxx.com)

Robert J. Kiernan (xxx@xxxxxx.com)

Jamie A. Barber (xxx@xxxxxx.com)

A.G.P./Alliance Global Partners

Alex Yelensky xxx@xxxxxx.com

With a copy to xxx@xxxxxx.com

BMO Capital Markets Corp. and Bank of Montreal

Eric Benedict (xxx@xxxxxx.com)

Will Dockery ( xxx@xxxxxx.com)

David Raff (xxx@xxxxxx.com)

With Forward Components

Brian Riley (xxx@xxxxxx.com)

B. Riley Securities, Inc.

Eric Dobi (xxx@xxxxxx.com)

Scott Ammaturo (xxx@xxxxxx.com)

Keith Pompliano (xxx@xxxxxx.com)

With a copy to xxx@xxxxxx.com

Robert W. Baird & Co. Incorporated

Barbara Nelson (xxx@xxxxxx.com)

Sandy Walter (xxx@xxxxxx.com)

Matt Gailey (xxx@xxxxxx.com)

Berenberg Capital Markets LLC

xxx@xxxxxx.com

Colliers Securities LLC

Keith Getter (xxx@xxxxxx.com)

David Edwards (xxx@xxxxxx.com)

xxx@xxxxxx.com

Citizens JMP Securities, LLC

Aidan Whitehead (xxx@xxxxxx.com)

Gianpaolo Arpaia (xxx@xxxxxx.com)

With a copy to xxx@xxxxxx.com

Huntington Securities, Inc.

Peter Dippolito (xxx@xxxxxx.com)

Brian Stauffer (xxx@xxxxxx.com)

With copy to xxx@xxxxxx.com

J.P. Morgan Securities LLC and JPMorgan Chase Bank, National Association

Stephanie Little (xxx@xxxxxx.com)

Jemil Salih (xxx@xxxxxx.com)

Ara Movsesian (xxx@xxxxxx.com)

Samuel A. Ramirez & Company, Inc.

Lawrence F. Goldman (xxx@xxxxxx.com)

Rick Viton (xxx@xxxxxx.com)

Raymond James & Associates, Inc.

xxx@xxxxxx.com

Stifel, Nicolaus & Company, Incorporated

Chad Gorsuch (xxx@xxxxxx.com)

Dan Covatta (xxx@xxxxxx.com)

Steve Zimmerman (xxx@xxxxxx.com)

Mark White (xxx@xxxxxx.com)

Truist Securities, Inc. and Truist Bank

Keith Carpenter (xxx@xxxxxx.com)

Geoff Fennel (xxx@xxxxxx.com)

Michael Collins (xxx@xxxxxx.com)

Wells Fargo Securities, LLC and Wells Fargo Bank, National Association

Fernando Escano (xxx@xxxxxx.com)

Josie Callanan (xxx@xxxxxx.com)

Rohit Mehta (xxx@xxxxxx.com)

Corporate Equity Derivatives (xxx@xxxxxx.com)

SCHEDULE 3

COMPENSATION

The Company shall pay to the Designated Agent in cash, upon each sale of any Issuance Shares pursuant to this Agreement, an amount equal to up to two percent (2.0%) of the gross proceeds from each sale of Shares.

SCHEDULE 4

FREE WRITING PROSPECTUS

None.

Exhibit A

FORM OF FORWARD PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject:	Sales Agreement – Forward Placement Notice

Ladies and Gentlemen:

Reference is made to the Amended and Restated Sales Agreement among Chiron Real Estate Inc., a Maryland corporation (the “Company”), Chiron Real Estate LP, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), and the Agents, Forward Sellers and Forward Purchasers party thereto, dated as of March 12, 2026 (the “Sales Agreement”). Capitalized terms used in this Forward Placement Notice without definition shall have the respective definitions ascribed to them in the Sales Agreement. This Forward Placement Notice relates to a “Forward Related Transaction”. The Company confirms that all conditions to the delivery of this Forward Placement Notice are satisfied as of the date hereof.

The Company and the Operating Partnership represent and warrant that each representation, warranty, covenant and other agreement of the Company contained in the Sales Agreement and in the Master Forward Confirmation between us, dated as of March 12, 2026 (the “Master Forward Confirmation”), is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Number of Days in Forward Hedge Selling Period:	[●]
First Date of Forward Hedge Selling Period:	[●]
Maximum Number of Shares to be Sold:	[●]
Forward Hedge Amount:	$[●]
Minimum Price (Adjustable by Company during the Forward Hedge Selling Period, and in no event less than $0.001 per share):	$[●] per share
Forward Hedge Selling Commission Rate:	[●]%
Number of Shares that would result in an Excess Charter Ownership Position (as defined in the Master Forward Confirmation) as of the date hereof less one Share	[●]

Forward Price Reduction Date	Forward Price Reduction Amounts
[●]	$	[●]
[●]	$	[●]
[●]	$	[●]
[●]	$	[●]

Spread:	[●] basis points
Initial Stock Loan Rate:	[●] basis points
Maximum Stock Loan Rate:	[●] basis points
Regular Dividend Amounts Per Calendar Quarter:	$[●]
Maturity Date:	[●]

Exhibit B

FORM OF MASTER FORWARD CONFIRMATION

Exhibit C

Chiron Real Estate Inc.

Common Stock

TERMS AGREEMENT

_____________, 20__

[   ]

[   ]

[   ]

Dear Sirs or Madams:

Chiron Real Estate Inc., a Maryland corporation (the “Company”), Chiron Real Estate LP, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), proposes, subject to the terms and conditions stated herein and in the Amended and Restated Sales Agreement among the Company, the Operating Partnership and the Agents, Forward Sellers and Forward Purchasers party thereto, dated as of March 12, 2026 (the “Sales Agreement”), to issue and sell to [●] (the “Designated Agent”) the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Sales Agreement shall have the same meanings when used herein.

Each of the provisions of the Sales Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Designated Agent, is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Designated Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Sales Agreement or this Terms Agreement to the contrary, the Company consents to the Designated Agent trading in the Common Stock for Designated Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Sales Agreement incorporated herein by reference, shall constitute a binding agreement between the Designated Agent and the Company.

CHIRON REAL ESTATE INC.

By:
Name:
Title:

Accepted and agreed as of
the date first above written:

[●]
By:
Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities:
Common Stock, par value $0.001 per share

Number of Shares of Purchased Securities:
[•] shares

Initial Price to Public:
$[•] per share

Purchase Price Payable by the Designated Agent:
$[•] per share

Method of and Specified Funds for Payment of Purchase Price:
[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:
[To the Designated Agent’s account, or the account of the Designated Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:
[•], 20[•]

Closing Location:
[•]

Documents to be Delivered:

The following documents referred to in the Sales Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1) the officer’s certificate referred to in Section 8(h);

(2) the opinions and negative assurance letter of the Company’s outside counsel referred to in Section 8(e);

(3) the “comfort” letter referred to in Section 8(g);

(4) the opinion and negative assurance letter referred to in Section 8(f); and

(5) such other documents as the Designated Agent shall reasonably request.

[Lockup:]
[•]days

Time of sale: [•] [a.m./p.m.] (New York City time) on [•], [•]

Time of sale information:

•	The number of shares of Purchased Securities set forth above

•	The initial price to public set forth above

•	[Other]